SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2008

UNITED RESTAURANT MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-88179	74-29581956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 South Artistic Circle, Springville, UT	84663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 489-4802

Former Address: 20022 Creek Farm, San Antonio, TX 78259

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02

Unregistered Sales of Equity Securities

On April 22, 2008, the Company sold 20,000,000 shares of common stock to Steven L. White for $20,000. The shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. White was not an accredited investor at the time of the transaction. The information required pursuant to Rule 502(b)(2)(ii) of Regulation D was provided to Mr. White at a reasonable time prior to the sale. Mr. White was also advised of the limitations on resale of the shares as provided in Rule 502(c) of Regulation D. He delivered appropriate investment representations with respect to the shares and consented to the imposition of a restrictive legend upon the stock certificate representing the shares. He represented that he had not entered into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the stock sale. No underwriting discounts or commissions were paid in connection with the transaction.

Item 5.01

Changes in Control of Registrant

On April 4, 2008, Steven L. White entered into an agreement with Carey G. Birmingham to acquire 20,000,000 shares of common stock from the Company for $20,000 and to accept appointment as the sole director of the Company. The closing of the agreement was held on April 22, 2008. At the time of the transaction, Mr. Birmingham was the sole officer and director, and principal shareholder of the Company beneficially owning 93.8% of the outstanding stock. As a result of the closing, control of the Company changed from Mr. Birmingham to Mr. White, who became the sole executive officer and director, and principal shareholder of the Company beneficially owning 91.9% of the outstanding stock.

As part of this transaction, Mr. Birmingham also forgave all obligations owed by the Company to him, including amounts owed under the Company’s line of credit with him. Mr. Birmingham also cancelled 30,000 warrants or options held by him.

The agreement also provides for the sale of 1,600,000 shares of common stock owned by Mr. Birmingham for $250,000 to persons referred by Mr. White to him. In the event Mr. White is unable to provide referrals for such purchasers within one year from the date the common stock of the Company is approved for quotation on the Bulletin Board, the change of control transactions will be rescinded and control of the Company will be returned to Mr. Birmingham.

Mr. White, age 53, earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in accounting and a minor in English. He is a member of the American Institute of Certified Public Accountants and has been employed by one national and two accounting firms located in Utah and Colorado. Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses. He has been the owner and president and director of Sparrow, Inc., a small consulting business from 2000 to present; the president and director of eNutrition, Inc., from 2000 to 2003, a publicly traded company which sold nutritional products; the president and director of Excel Publishing, Inc., a publicly traded small publishing company from the fall of 2002 to the spring of 2003; the president and director of New Horizon Education, Inc., a publicly traded educational software company from 1998 to 2003; and the controller and chief financial officer of Phoenix Ink, LLC, a financial newsletter publisher, from 1999 to 2001. Mr. White is currently serving as a director of Liberty Alliance, Inc., a reporting company. On November 17, 2006, Mr. White, on behalf of and as president of Liquitek Enterprises, Inc., a Nevada corporation, filed in United States Bankruptcy Court District of Nevada, a petition of bankruptcy under Chapter 11, which on August 24, 2007, was subsequently dismissed. Mr. White became the president of Liquitek Enterprises, Inc. on September 15, 2006. Liquitek Enterprises, Inc. is not an affiliate of United Restaurant Management, Inc., and Mr. White is no longer an officer or director of Liquitek Enterprises, Inc.

The following table sets forth certain information furnished by Mr. White concerning the ownership of Common Stock of the Company as of April 24, 2008, of (i) each person who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Steven L. White 899 South Artistic Circle Springville, UT 84663	20,000,000	91.9%
Executive officers and directors as a group (1 person)	20,000,000	91.9%
Carey Birmingham 20022 Creek Farm San Antonio, TX 78259	1,667,891(3)	7.7%

(1)

The information included in this table was furnished by Mr. White. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of April 24, 2008, if any, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage based on 21,774,283 shares of Common Stock outstanding as of April 24, 2008.

(3)

This number includes 1,623,940 shares of common stock held in Mr. Birmingham's name and 39,651 shares of common stock held by BFP Texas, Ltd. (“BFP”). Mr. Birmingham is the beneficial owner of BFP and as such, the beneficial ownership of Mr. Birmingham's shares of common stock includes those shares owned by BFP. This number also includes 4,300 shares issuable upon exercise of outstanding warrants held by BFP. Mr. Birmingham has contracted to sell 1,600,000 of his shares pursuant to the agreement with Mr. White dated April 4, 2008.

Mr. White is engaged in a business venture that competes directly with the Company. Since August 2006 he has been and continues as the sole officer and director of Liberty Alliance, Inc., a shell company which filed a registration statement on Form 10-SB on August 1, 2007. Inasmuch as Mr. White’s position with Liberty Alliance is the same as that with the Company, and inasmuch as Liberty Alliance’s business plan is the same as that of the Company, Mr. White has the sole discretion to direct a business opportunity to either Liberty Alliance or the Company. As such, Mr. White has a significant conflict of interest in choosing which entity (Liberty Alliance or the Company) will benefit, if a benefit is derived, from a target company that he finds as a potential target company. Mr. White may also engage affiliates and associates, which represent individuals with whom he has had or may continue to have a business relationship. These affiliates or associates of Mr. White may have business interests that are adverse to the Company’s interests. As such, Mr. White, as the Company’s sole officer and director, may have a conflict of interest when selecting a business opportunity presented to him by an affiliate or associate of his.

The Company has no written or unwritten employment or compensation agreement or arrangement with Mr. White. He was not an executive officer or a director of the Company during the fiscal year ended December 31, 2007, and neither earned nor received any compensation in any capacity from the Company or any subsidiary during the past two fiscal years. As of December 31, 2007, he also held no unexercised options of the Company, any stock that had not vested, or any equity incentive plan awards.

The Company has no retirement or similar plans or arrangements for its executive officers. The Company has not entered into any contracts or arrangements with Mr. White which would provide him with a form of compensation resulting from his resignation, retirement or any other termination of his employment with the Company or from a change-in-control of the Company or a change in his responsibilities following a change-in-control.

Mr. White anticipates that a change of control will occur when a new business venture is acquired. The business plan of the Company is to seek and, if possible, acquire an operating entity through a reverse acquisition transaction with the operating entity. By its nature, a reverse acquisition generally entails a change in management and principal shareholders of the surviving entity, in this case the Company.  While Mr. White cannot predict the specific nature of the form of the reverse acquisition, it is anticipated that at the closing of the process, he would resign in favor of persons designated by the operating company and that the shareholders of the operating entity would receive a controlling number of shares in the Company, thus effecting a change in control of the Company.

Prior to seeking an operating business venture, the company intends to make application for quotation of its common stock on the Bulletin Board. Mr. White has not identified the broker who will process this application and has not entered into any arrangement or agreement with a brokerage firm to do so. There is no assurance that the application to the Bulletin Board will be approved.

Except as provided above, the information required pursuant to paragraph (a)(8) of this item was previously filed by the company in its 2007 annual report on Form 10-KSB for the year ended December 31, 2007, filed with the Commission on March 26, 2008. The description of securities required by Item 11 of Form 10 was previously filed by the company in its registration statement on Form S-1/A filed with the Commission on August 12, 2003.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Through April 22, 2008, Carey G. Birmingham was the Company’s principal executive, financial, accounting, and operating officer. With the closing of the agreement with Steven L. White on April 22, 2008, Mr. Birmingham resigned as the sole officer and director of the Company and Mr. White was appointed as the sole director, president and treasurer, thus assuming the positions of principal executive, financial, accounting and operating officer. Information concerning Mr. White required by this item is set forth in response to Item 5.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Restaurant Management, Inc.

Date: April 25, 2008	By /s/ Steven L. White
Steven L. White, President

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